Exhibit 99.1

FOR IMMEDIATE RELEASE

NanoString Technologies Releases Financial Results for Second Quarter of 2015

Cancer Focus and Leadership in Immuno-Oncology Strengthened by Collaboration with Merck

Launch of nCounter SPRINT Broadens Reach in Cancer Research Market

SEATTLE – August 4, 2015 – NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the second quarter ended June 30, 2015.

Second Quarter Financial Highlights:

•	Total revenue of $13.1 million, 20% year-over-year growth

•	Total product and service revenue of $12.5 million, 22% year-over-year growth

•	Instrument revenue of $4.4 million, 17% year-over-year growth

•	Consumables revenue of $7.4 million, including $0.6 million of Prosigna® IVD kits, 23% year-over-year growth

“Our momentum continued to build through the second quarter, with important progress toward each of our strategic objectives, including intensifying our focus on oncology and expanding our addressable markets through product launches,” said President and Chief Executive Officer, Brad Gray. “We have meaningfully strengthened our immuno-oncology effort with the addition of Alessandra Cesano as our Chief Medical Officer and our collaboration with Merck on the development program for KEYTRUDA® (pembrolizumab). With the launch of our new nCounter SPRINT™ Profiler and our initial RNA:Protein application, we have expanded our addressable market substantially and further differentiated our technology in the field of tumor profiling.”

Recent Business Highlights:

•	Grew installed base to over 300 nCounter Analysis Systems at June 30, 2015

•	Launched the nCounter SPRINT Profiler to meet the needs of the individual researcher and expand the company’s addressable market

•	Entered collaboration with Merck to evaluate the feasibility of developing an immune-related gene expression assay for use in the development program of KEYTRUDA

•	Named oncologist Alessandra Cesano, M.D., Ph.D. as Chief Medical Officer

•	Published clinical study in Clinical Cancer Research confirming the ability of Prosigna to predict response to chemotherapy

•	Received favorable draft local coverage determination from the Palmetto GBA MolDx program for Medicare coverage of Prosigna and acknowledgement of Prosigna in NCCN Breast Cancer Guidelines

Second Quarter Financial Results

Revenue for the three months ended June 30, 2015 rose 20% to $13.1 million, from $10.9 million for the second quarter of 2014. Instrument revenue was $4.4 million, up 17% from the prior year period. Consumables revenue, excluding Prosigna, was $6.8 million for the second quarter of 2015, 17% higher than in the comparable 2014 quarter. Prosigna revenue was $592,000 for the quarter, and collaboration revenue totaled $568,000. Gross margin on product and service revenue was 53% for the second quarter of both 2015 and 2014.

Research and development expense increased to $5.8 million for the second quarter of 2015, versus $5.3 million for the second quarter of 2014, largely reflecting increased costs related to the development of new research products and related technology. Selling, general and administrative expense was $12.8 million for the second quarter of 2015 compared to $12.9 million for the prior year period, which reflects cost efficiencies resulting from streamlining the sales and marketing organization, partially offset by increased administration and facility costs.

Net loss for the three months ended June 30, 2015 was $12.4 million, or a loss of $0.66 per diluted share, compared with $14.1 million, or a loss of $0.78 per diluted share, for the second quarter of 2014.

Outlook for 2015:

The company is updating its financial outlook for 2015 as follows:

•	Total revenue in the range of $60 million to $63 million, compared to the previous range of $58 million to $61 million

•	Gross margin in the range of 53% to 55%, unchanged

•	Operating expenses in the range of $77 million to $81 million, unchanged

•	Operating loss in the range of $41 million to $47 million, compared to the previous range of $43 million to $49 million

Conference Call

Management will host an investment community conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers, or from the webcast link in the investor relations section of the company’s website at: www.nanostring.com. A replay of the call will be available beginning August 4, 2015 at 7:30pm ET through midnight on August 5, 2015. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 73609652. The webcast will also be available on the company’s website for one year following the completion of the call.

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 800 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company’s technology has also been applied to diagnostic use. The Prosigna® Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer.

For more information, please visit www.nanostring.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our prospects for expanding and penetrating our addressable markets, expansion of market potential through recent and other planned product introductions, including proteomic capability on our nCounter Analysis System and products focused on immuno-oncology, and our estimated 2015 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of reimbursement for diagnostic products; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, nCounter SPRINT, and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions. KEYTRUDA is a registered trademark of Merck Sharp and Dohme Corp.

Contact:

Leigh Salvo of Westwicke Partners

leigh.salvo@westwicke.com

415-513-1281

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Instruments	$4,401	$3,765	$8,770	$7,213
Consumables	6,844	5,857	12,347	10,643
In vitro diagnostic kits	592	181	973	242
Services	661	460	1,240	916

Total products and services revenue	12,498	10,263	23,330	19,014

Collaboration	568	618	1,329	618

Total revenue	13,066	10,881	24,659	19,632
Costs and expenses:

Cost of product revenue	5,871	4,860	11,211	9,185
Research and development	5,798	5,274	11,714	10,006
Selling, general and administrative	12,823	12,880	26,948	23,554

Total costs and expenses (a) (b)	24,492	23,014	49,873	42,745

Loss from operations	(11,426)	(12,133)	(25,214)	(23,113)

Other income (expense):
Interest income	56	75	123	139
Interest expense	(1,001)	(2,015)	(1,985)	(2,551)
Other income (expense)	(33)	(15)	(222)	15

Total other income (expense)	(978)	(1,955)	(2,084)	(2,397)

Net loss	$(12,404)	$(14,088)	$(27,298)	$(25,510)

Net loss per share, basic and diluted	$(0.66)	$(0.78)	$(1.47)	$(1.46)

Shares used in calculating basic and diluted net loss per share	18,831	18,069	18,572	17,496

(a)	Includes $1,650 and $1,259 of stock-based compensation expense for the three months ended June 30, 2015 and 2014, respectively, and $2,902 and $2,298 for the six months ended June 30, 2015 and 2014, respectively
(b)	Includes $622 and $349 of depreciation and amortization expense for the three months ended June 30, 2015 and 2014, respectively, and $1,107 and $745 for the six months ended June 30, 2015 and 2014, respectively

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$15,737	$17,223
Short-term investments	36,784	55,002
Accounts receivable, net	13,217	12,436
Inventory	9,410	5,444
Prepaid expenses and other	6,310	5,242

Total current assets	81,458	95,347

Property and equipment, net	7,229	6,366
Other assets	1,103	1,035

Total assets	$89,790	$102,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,386	$3,380
Accrued liabilities	7,287	10,403
Long-term debt, current portion	271	251
Deferred revenue, current portion	5,678	4,627
Other	297	147

Total current liabilities	15,919	18,808

Long-term debt, net of current portion	31,106	30,675
Deferred revenue, net of current portion	6,806	7,135
Other non-current liabilities	1,995	1,317

Total liabilities	55,826	57,935
Total stockholders’ equity	33,964	44,813

Total liabilities and stockholders’ equity	$89,790	$102,748